SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): February 1, 2005

LEVI STRAUSS & CO.

(Exact name of registrant as specified in its charter)

DELAWARE	002-90139	94-0905160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1155 BATTERY STREET

SAN FRANCISCO, CALIFORNIA 94111

(Address of principal executive offices, including zip code)

(415) 501-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of New Chief Financial Officer

On February 1, 2005, we issued a press release announcing the appointment of Hans Ploos van Amstel, 39, as our new Chief Financial Officer, effective March 7, 2005.

Prior to his appointment by our board, Mr. Ploos van Amstel had served as Vice President of Finance and Operations for Levi Strauss & Co. Europe since 2003, where he developed the financial plans for, and was instrumental in developing and implementing the restructuring of, our European division. Mr. Ploos van Amstel joined us from Procter & Gamble, an Ohio corporation, whose principal business is the manufacturing and marketing of consumer and household products. Mr. Ploos van Amstel joined Procter & Gamble in 1989, where he served in various capacities throughout Europe and the Middle East, leading to his appointment in 1999 as Finance Director of Global Corporate F&HC, and culminating in his appointment in 2001 as Finance Director of Procter and Gamble’s F&HC Europe division.

Mr. Ploos van Amstel is not a director of any other reporting issuers and has no family relationship with any of our other officers or directors. There are no related party transactions between and Mr. Ploos van Amstel and us as described by Item 404(a) of Regulation S-K, and there was no arrangement or understanding pursuant to which Mr. Ploos van Amstel was appointed as our Chief Financial Officer. Mr. Ploos van Amstel does not have an employment contract with us.

Our current interim Chief Financial Officer, James Fogarty, will resign effective March 7, 2005.

A copy of the press release is attached hereto as exhibit 99.1.

ITEM 9.01. Financial Statements And Exhibits.

(c)	Exhibits.

99.1	Press release announcing the appointment of Mr. Ploos van Amstel as Chief Financial Officer of Levi Strauss & Co.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVI STRAUSS & CO.

DATE: February 7, 2005	By:	/s/ Gary W. Grellman
	Name:	Gary W. Grellman
	Title:	Vice President, Controller

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release announcing the appointment of Mr. Ploos van Amstel as Chief Financial Officer of Levi Strauss & Co.